UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021 (May 6, 2021)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 6, 2021, At Home Group Inc., a Delaware corporation (“At Home” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ambience Parent, Inc., a Delaware corporation (“Parent”), and Ambience Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of investment funds advised by Hellman & Friedman LLC.

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent. The Merger Agreement provides that each share of common stock, par value $0.01 per share, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time of the Merger (the “Effective Time”) (other than shares of Common Stock owned by the Company in treasury, Parent, Merger Sub or any wholly owned subsidiary of the Company or Parent and shares of Common Stock owned by stockholders of the Company who properly demand and do not withdraw a demand for, or lose their right to, appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware) will at the Effective Time automatically be cancelled and converted into the right to receive $36.00 in cash (the “Merger Consideration”), without interest and subject to applicable withholding taxes.

Pursuant to the Merger Agreement, as of the Effective Time, (i) each Company stock option that is vested as of immediately prior to the Effective Time or is scheduled to become vested on or prior to the first anniversary of the date of the closing of the Merger will become fully vested and be converted into the right to receive an amount in cash equal to the product of (A) the excess, if any, of the Merger Consideration over the applicable exercise price of such option, multiplied by (B) the number of shares of Common Stock subject to such option, subject to applicable withholding taxes, (ii) each restricted stock unit award that is outstanding immediately prior to the Effective Time and that is scheduled to become vested on or prior to the first anniversary of the date of the closing of the Merger pursuant to the terms thereof will become fully vested and be converted into the right to receive the Merger Consideration in respect of each underlying share of Common Stock, subject to applicable withholding taxes, and (iii) each performance stock unit award that is outstanding immediately prior to the Effective Time and that by its terms would remain issued, outstanding, and eligible to vest following the Effective Time and that is scheduled to become vested on or prior to the first anniversary of the date of the closing of the Merger (subject to achievement of the applicable performance goals) pursuant to the terms thereof will, as of the Effective Time, become fully vested and nonforfeitable with respect to the number of shares of Common Stock with respect to which such performance stock unit award would have remained issued, outstanding and eligible to vest following the Effective Time based on the good faith determination by the Company’s board of directors’ (the “Company Board”) of achievement of the performance goals applicable to such performance stock unit award as of the Effective Time and be converted automatically into the right to receive the Merger Consideration in respect of each underlying share of Common Stock, subject to applicable withholding taxes. Except as otherwise agreed in writing between any holder of a Company stock option, restricted stock unit award, or performance stock unit award on the one hand and Parent on the other, each Company stock option, restricted stock unit award, and performance stock unit award that is outstanding immediately prior to the Effective Time and that would not by its terms vest on or prior to the first anniversary of the closing of the Merger will be cancelled and converted automatically into a restricted cash award (an “RCA”) in an amount in cash equal to the amount payable as calculated above for such type of award that vests on or prior to the first anniversary of the date of the closing of the Merger. Any RCA issued by Parent or the surviving corporation shall be subject to the same terms and conditions (including vesting conditions and schedules) applicable to the equity incentive award from which such RCA was converted, provided, that any RCA converted from a performance stock unit shall no longer be subject to performance-based vesting conditions and each scheduled vesting date applicable to any equity incentive award that constitutes “nonqualified deferred compensation” subject to Section 409A of the U.S. Internal Revenue Code shall be accelerated to the date that is one day immediately prior to the first anniversary of the date of the Closing and on that date, to the extent any portion of the applicable RCA vests, such portion will be delivered to the holder thereof, net of any applicable withholding taxes.

The Company Board, based upon the unanimous recommendation of a special committee of independent and disinterested directors of the Company (the “Special Committee”), has unanimously approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger. The obligation of the parties to complete the Merger is subject to customary closing conditions, including, among others, (i) the adoption of the Merger Agreement by a majority of outstanding shares of Common Stock entitled to vote thereon (the “Company Stockholder Approval”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law or order of a court or governmental entity of competent jurisdiction restraining, enjoining or prohibiting the consummation of the Merger, (iv) the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain qualifications), (v) the performance in all material respects by the parties of their respective obligations under the Merger Agreement that are required to be performed at or prior to the Effective Time and (vi) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) occurring after the date of the Merger Agreement.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, and not to engage in specified types of transactions during this period, subject to certain exceptions and (ii) to convene a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval. The Merger Agreement provides for a 40-day “go-shop” period beginning on May 6, 2021, and continuing until 11:59 p.m., New York City time, on June 14, 2021, during which period the Company and its representatives are permitted to actively initiate, solicit, knowingly facilitate or encourage alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. After such 40-day go-shop period and subject to certain exceptions, the Company will be subject to customary “no-shop” restrictions prohibiting it from soliciting alternative acquisition proposals, engaging in discussions or negotiations with respect to such proposals or providing non-public information in connection with such proposals. Subject to certain exceptions, the Company Board is required to recommend that the Company’s stockholders adopt the Merger Agreement and may not withhold, withdraw, qualify or modify in a manner adverse to Parent such recommendation or take certain similar actions, which are referred to in the Merger Agreement as a “Change of Recommendation”. However, the Company may, prior to the time the Company Stockholder Approval is obtained, make a Change of Recommendation in connection with a Superior Proposal or Intervening Event (each as defined in the Merger Agreement), and in the case of a Superior Proposal, terminate the Merger Agreement, if the Company complies with certain notice and other requirements.

The Merger Agreement contains certain termination rights, including, among others, (i) the right of either party to terminate the Merger Agreement if the Merger is not consummated on or before November 6, 2021, or if the Company Stockholder Approval is not obtained at a meeting of the Company’s stockholders at which a vote on the adoption of the Merger Agreement is taken; (ii) the right of the Company to terminate the Merger Agreement (a) prior to the time the Company Stockholder Approval is obtained, in order to substantially concurrently enter into an agreement providing for a Superior Proposal, subject to complying with the terms of the Merger Agreement or (b) if Parent and Merger Sub fail to consummate the Merger following satisfaction or waiver of the conditions to Parent’s obligation to consummate the Merger and completion of a specified marketing period for Parent’s debt financing; and (iii) the right of Parent to terminate the Merger Agreement prior to the time the Company Stockholder Approval is obtained if the Company Board or the Special Committee effects a Change of Recommendation. The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $77.2 million; provided, that if the Company terminates the Merger Agreement during the 40-day go-shop period to enter into a definitive agreement for an alternative acquisition, then the termination fee payable by the Company to Parent will be $38.6 million. The Merger Agreement further provides that Parent will be required to pay the Company a termination fee of $128.7 million if the Merger Agreement is terminated under specified circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the United States Securities and Exchange Commission (the “SEC”).

Parent Financing

Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. The obligations of the equity financing sources to provide equity financing under the equity commitment letters are subject to customary conditions. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, the equity financing sources have entered into a limited guarantee, pursuant to which they have agreed to guarantee Parent’s obligation to pay any termination fee and reimburse and indemnify the Company with respect to certain expenses in connection with the Merger.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by an affiliate of Hellman & Friedman LLC. In connection with the proposed Merger, the Company will file with the Securities and Exchange Commission (“SEC”) and furnish to its stockholders a proxy statement and other relevant documents. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents once filed by the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (http://investor.athome.com/) or by directing a request to: the Company, 1600 East Plano Parkway, Plano, Texas, 75074, Attention: Investor Relations. Copies of documents filed by the Company with the SEC may also be obtained for free at the SEC’s Web site at http://www.sec.gov.

Participants in the Solicitation

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information about the Company’s executive officers and directors is set forth in the Company’s Annual Report on Form 10-K, which was filed by the Company with the SEC on March 24, 2021, and the proxy statement for the Company’s 2021 annual meeting of stockholders, which was filed with the SEC by the Company on May 4, 2021. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the proposed Merger by reading the preliminary and definitive proxy statement regarding the proposed Merger when each such document is filed with the SEC. When available, you may obtain free copies of these documents as described in the preceding paragraph.

Cautionary Statements Regarding Forward-Looking Information

 This document contains forward-looking statements made pursuant to and within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate”, “are confident”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “look ahead”, “look forward”, “may”, “might”, “on track”, “outlook”, “plan”, “potential”, “predict”, “reaffirm”, “seek”, “should”, “trend”, “will”, or “vision”, or the negative thereof or comparable terminology regarding future events or conditions. The forward-looking statements are not historical facts, and are based upon the Company’s current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond its control. There can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved and actual results may differ materially from what is expressed in or indicated by the forward-looking statements.

Forward-looking statements are subject to significant known and unknown risks and uncertainties that may cause actual results, performance or achievements in future periods to differ materially from those assumed, projected or contemplated in the forward-looking statements, including, but not limited to, the following factors: the ongoing global COVID-19 pandemic and related challenges, risks and uncertainties, including historical and potential future measures taken by governmental and regulatory authorities (such as requiring store closures), which have significantly disrupted the Company’s business, employees, customers and global supply chain, and for a period of time, adversely impacted its financial condition (including resulting in goodwill impairment) and financial performance, and which disruption and adverse impacts may continue in the future; the recent and ongoing direct and indirect adverse impacts of the global COVID-19 pandemic to the global economy and retail industry; the eventual timing and duration of economic stabilization and recovery from the COVID-19 pandemic, which depends largely on future developments; general economic conditions in the United States and globally, including consumer confidence and spending, and any changes to current favorable macroeconomic trends of strong home sales, nesting and de-urbanization (which were enhanced and accelerated due to COVID-19, and may not continue upon a successful vaccine rollout in significant numbers that impacts consumer behavior); the Company’s indebtedness and its ability to increase future leverage, as well as limitations on future sources of liquidity, including debt covenant compliance; the Company’s ability to implement its growth strategy of opening new stores, which was suspended for fiscal 2021 (with the exception of stores that were at or near completion) and, while ramping significantly, will be limited in the near term; the Company’s ability to effectively obtain, manage and allocate inventory, and satisfy changing consumer preferences; increasing freight and transportation costs (including the adverse effects of international equipment shortages) and increasing commodity prices; the Company’s reliance on third-party vendors for a significant portion of its merchandise, including supply chain disruption matters and international trade regulations (including tariffs) that have, and may continue to, adversely impact many international vendors; the loss or disruption to operating the Company’s distribution network; significant competition in the fragmented home décor industry, including increasing e-commerce; the implementation and execution of the Company’s At Home 2.0 and omnichannel strategies and related investments; natural disasters and other adverse impacts on regions in the United States where the Company has significant operations; the Company’s success in obtaining favorable lease terms and of its sale-leaseback strategy; the Company’s reliance on the continuing growth and utility of its loyalty program; the Company’s ability to attract, develop and retain employee talent and to manage labor costs; the disproportionate impact of its seasonal sales activity to its overall results; risks related to the loss or disruption of the Company’s information systems and data and its ability to prevent or mitigate breaches of its information security and the compromise of sensitive and confidential data; the Company’s ability to comply with privacy and other laws and regulations, including those associated with entering new markets; and the significant volatility of the trading price of the Company’s common stock; the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the proposed Merger may not be satisfied, such that the proposed Merger will not close or that the closing may be delayed; general economic conditions; the proposed Merger may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Company; the outcome of any legal proceedings related to the proposed Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement. For more details on these and other potential risks and uncertainties, please refer to the proxy statement when filed and the documents that the Company files with the SEC. You are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date hereof or the date otherwise specified herein. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit Number	Description

2.1*^	Agreement and Plan of Merger, dated as of May 6, 2021, by and among Ambience Parent, Inc., Ambience Merger Sub, Inc. and At Home Group Inc.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document.

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.
^	Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: May 6, 2021	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Chief Administrative Officer, General Counsel & Corporate Secretary